UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

CSS Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on August 3, 2010. At the Annual Meeting, the following two matters were submitted to a vote of our stockholders: (1) election of a board of seven directors; and (2) a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011.

As a result of the vote on the election of directors, each nominee listed in the table below was elected to serve on our Board of Directors until our 2011 Annual Meeting of Stockholders and until the election and qualification of their respective successors. The voting results were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Scott A. Beaumont	8,364,739	176,754	440,318
James H. Bromley	5,193,981	3,347,512	440,318
Jack Farber	8,362,362	179,131	440,318
John J. Gavin	5,198,283	3,343,210	440,318
James E. Ksansnak	5,187,963	3,353,530	440,318
Rebecca C. Matthias	5,194,146	3,347,347	440,318
Christopher J. Munyan	8,361,263	180,230	440,318

In addition, our stockholders voted to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011. The results of the vote on such ratification proposal were as follows:

FOR:	8,898,014
AGAINST:	83,113
ABSTAIN:	684

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:   /s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human Resources
and General Counsel

Date: August 6, 2010

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